SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
KNOVA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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KNOVA SOFTWARE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Knova Software, Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Knova Software, Inc. (the “Company”) will be held at the offices of the Company at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, on Tuesday, June 13, 2006 at 11:00 a.m. Pacific Daylight Savings Time, for the following purposes:

(1) To elect two Class III Directors for a term of three years each.

(2) To approve an amendment to our 2000 Stock Incentive Plan (the “2000 Stock Plan”) to increase the maximum aggregate number of shares of common stock available for issuance thereunder from 2,559,387 to 2,909,387 shares and to reserve an additional 350,000 shares of our common stock for issuance in connection with awards to be granted under the 2000 Stock Plan.

(3) To transact such other business as may properly come before the meeting.
      Holders of the Common Stock of record at the close of business on May 2, 2006, will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our Company’s headquarters, 10201 Torre Avenue, Suite 350, Cupertino, California 95014, and at the annual meeting.
      It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,

Frank Lauletta,
Secretary
May 8, 2006
Cupertino, California

KNOVA SOFTWARE, INC.
10201 Torre Avenue
Suite 350
Cupertino, California 95014
(408) 863-5800
PROXY STATEMENT
       This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on June 13, 2006, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at our offices at 10201 Torre Avenue, Suite 350, Cupertino, California, 95014, on Tuesday, June 13, 2006, at 11:00 a.m. Pacific Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about May 8, 2006. Our annual report for the year ended December 31, 2005, is being sent to each stockholder of record along with this proxy statement.
ABOUT THE MEETING
What is the purpose of the annual meeting?
      At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and a proposal to amend our 2000 Stock Plan. In addition, our management will report on our performance during the 2005 year and respond to questions from stockholders.
Who is entitled to vote?
      Only stockholders of record at the close of business on the record date, May 2, 2006, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
Who can attend the meeting?
      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 8,744,116 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?
      You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card

•	Vote by telephone using the toll-free number shown on the proxy card

•	Complete and return a written proxy card
      Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Daylight Savings Time, on Monday, June 12, 2006.
      You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have voted by Internet, telephone or on a written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Knova Software, Inc., 10201 Torre Avenue, Suite 350, Cupertino, California 95014, Attention Frank Lauletta, Secretary.
What are the recommendations of our board of directors?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote (i) FOR election of the nominated slate of Class III directors, and (ii) FOR a proposal to amend our 2000 Stock Incentive Plan (the “2000 Stock Plan”) to increase the maximum aggregate number of shares of common stock available for issuance thereunder from 2,559,387 to 2,909,387 shares and to reserve an additional 350,000 shares of our common stock for issuance in connection with awards to be granted under the 2000 Stock Plan.
      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the approval of Proposal No. 1 relating to the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      Amendment to 2000 Stock Plan. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the meeting is required for the approval of Proposal No. 2 relating to the amendment of our 2000 Stock Plan.
      Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to

“WITHHOLD AUTHORITY” with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.
      Since Proposal No. 2 requires approval by the affirmative vote of a majority of the shares represented and entitled to vote at the meeting, any non-votes (including abstentions and broker non-votes) are effectively votes against for purposes of determining whether this Proposal is approved.
      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than those described above. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.
      In connection with the merger in which we combined with Kanisa Inc., certain stockholders of ours and Kanisa agreed to vote their shares in favor of the nominated slate of directors. These stockholders own more than 50% of our outstanding shares as of the record date, thereby assuring reelection of the Director nominees (assuming compliance with these agreements).
How will proxies be solicited?
      Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
      Yes. This proxy statement and our annual report are available on our web site, www.knova.com.

STOCK OWNERSHIP
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of March 31, 2006 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each executive officer, by all current executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Number of Shares		Percent of Shares
Name and Address of Beneficial Owner	Beneficially Owned (1)		Outstanding (2)

(i) Certain Beneficial Owners:
C.E. Unterberg Towbin Holdings, Inc.	2,008,089	(3)	22.9%
350 Madison Avenue
New York, NY 10017
Needham Capital Management, LLC	1,859,927	(4)	20.8%
445 Park Avenue
New York, NY 10022
Meritech Capital Partners II, L.P.	565,149	(5)	6.4%
285 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Sierra Ventures	475,842	(6)	5.4%
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
(ii) Directors and executive officers:
Bruce Armstrong, president, chief executive officer and director	190,936	(7)	2.1%
Kent Heyman, chairman of the board	228,379	(8)	2.6%
David Schwab, director	—	(9)	—
Thomas Shanahan, director	—	(10)	—
Thomas Unterberg, director	372,765	(11)	4.2%
Timothy Wallace, director	83,499	(12)	*
Thomas Muise, chief financial officer and secretary	22,000	(13)	*
Mark Angel, chief technology officer	113,333	(14)	1.3%
Frank Lauletta, general counsel	18,750	(15)	*
(iii) All directors and current executive officers as a group (9 persons)	1,029,662	(16)	10.9%

*	Less than 1%.

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the person and entities named in the table have sole voting and investment power with respect to all shares.

(2)	Applicable percentage of ownership for each holder is based on 8,744,116 shares of common stock outstanding on March 31, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this proxy statement.

(3)	Information is based on information provided by the beneficial owner as of April 10, 2006, and assuming no changes in beneficial ownership since that time other than the purchase of shares of our common stock on the open market by C.E. Unterberg, Towbin, LLC as a market maker of our common stock. Includes warrants exercisable for 35,000 shares of our common stock and other shares of our common stock owned by this beneficial owner or its affiliates. The warrants and shares referred to in the preceding sentence are held variously by the following entities with which C.E. Unterberg, Towbin Holdings, Inc. is affiliated:

C.E. Unterberg, Towbin, LLC, C. E. Unterberg, Towbin Capital Partners, I, L.P.; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; UT Technology Partners I, LP, UT Technology Partners II, LP and UT Technology Fund Ltd. C.E. Unterberg Towbin Holdings, Inc. disclaims beneficial ownership of shares of common stock and warrants owned by Mr. Thomas Unterberg.

(4)	Information is based on a Schedule 13D filed with the Securities and Exchange Commission on February 18, 2005, by Needham Capital Management, L.L.C. (“NCM”), Needham Capital Management (Bermuda), L.L.C. (“NCMB”), Needham Capital Management II, L.P. (“NCMII”), Needham Capital Partners III, L.P (“NCPIII”), Needham Capital Partners IIIA, L.P, (“NCPIIIA”), Needham Capital Partners III (Bermuda), L.P. (“NCPIIIB”), Needham Capital SBIC III, L.P. (“NCSBICIII”), George A. Needham, Thomas P. Shanahan, John C. Michaelson and John J. Prior, Jr. As of the date of the filing, these persons may be deemed to beneficially own 1,659,060 shares of common stock and warrants exercisable for 200,867 shares of common stock. The shares and warrants are owned directly as follows: 908,370 shares and warrants to purchase 109,979 shares (for a total of 1,018,349 shares) by NCPIII, 367,526 shares and warrants to purchase 44,497 shares (for a total of 412,023 shares) by NCSBICIII, 131,327 shares and warrants to purchase 15,900 shares (for a total of 147,227 shares) by NCPIIIB and 251,837 shares and warrants to purchase 30,491 shares (for a total of 282,328 shares) by NCPIIIA. NCMII may be deemed to own beneficially the shares of common stock owned by NCSBICIII by virtue of its position as general partner of NCSBICIII. NCMII disclaims beneficial ownership of all of the reported shares of common stock owned by NCSBICIII. Each of George A. Needham, Thomas P. Shanahan, John C. Michaelson and John C. Prior, Jr. may be deemed to beneficially own and have shared power to direct the vote and disposition of (i) the common stock and warrants owned by NCPIII and NCPIIIA by virtue of his position as a manager of NCM, the general partner of NCPIII and NCPIIIA, (ii) the common stock and warrants owned by NCPIIIB by virtue of his position as a manager of NCMB, and (iii) the common stock and warrants owned by NCSBICIII by virtue of his position as a manager of NCMII. Messrs. Needham, Shanahan, Michaelson and Prior disclaim beneficial ownership of the shares of common stock and warrants owned by NCPIII, NCPIIIA, NCPIIIB and NCSBICIII. NCM may be deemed to own beneficially the common stock and warrants owned by NCPIII and NCPIIIA by virtue of its position as general partner of those persons. NCM disclaims beneficial ownership of all of the reported shares of common stock and warrants owned by NCPIII and NCPIIIA. NCMB may be deemed to own beneficially the common stock and warrants owned by NCPIIIB by virtue of its position as general partner of NCPIIIB. NCMB disclaims beneficial ownership of all of the common stock and warrants owned by NCPIIIB. NCM, the general partner of NCPIIIA, and NCPIIIA have shared power to direct the vote of the shares owned by NCPIIIA. NCMB, the general partner of NCPIIIB, and NCPIIIB have shared power to direct the vote and disposition of the shares owned by NCPIIIB. NCM, the general partner of NCPIII, and NCPIII have shared power to direct the vote and disposition of the shares owned by NCPIII. NCMII, the general partner of NCSBICIII, and NCSBICIII have shared power to direct the vote and disposition of the shares owned by NCSBICIII.

(5)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 24, 2005, by Meritech Capital Partners II L.P. (“MCP II”), MeriTech Capital Affiliates II L.P. (“MC AFF II”), MCP Entrepreneur Partners II L.P. (“MEP II”), MeriTech Capital Associates II L.L.C. (“MCA II”), MeriTech Management Associates II L.L.C. (“MMA II”), Paul Madera (“Madera”) and Michael Gordon (“Gordon”). MCA II is the general partner of MCP II, MC AFF II and MEP II, and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP II. MMA II is a managing member of MCA II and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP II. Madera and Gordon are managing members of MMA II and may be deemed to have indirect beneficial ownership of shares directly owned by MCP II, MC AFF II and MEP II. The shares and warrants are owned directly as follows: 487,832 shares and warrants to purchase 59,063 shares (for a total of 546,895 shares) by MCP II, 12,552 shares and warrants to purchase 1,520 shares (for a total of 14,072 shares) by MC AFF II and 3,730 shares and warrants to purchase 452 shares (for a total of

4,182 shares) by MEP II. MCA II and MMA II may each be deemed to have sole power to direct the vote and disposition of the shares owned by MCP II, MC AFF II and MEP II. Each of Madera and Gordon may be deemed to have shared power to direct the vote and disposition of the shares owned by MCP II, MC AFF II and MEP II.

(6)	Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, by Sierra Ventures VI, L.P., SV Associates VI, L.P., Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC. Sierra Ventures VI, L.P. holds 131,642 shares of common stock and warrants to purchase an additional 15,938 shares. SV Associates VI, L.P. is the general partner of Sierra Ventures, VI, L.P. Sierra Ventures VII, L.P. holds 292,811 shares of common stock and warrants to purchase an additional 35,451 shares. Sierra Ventures Associates VII, LLC is the general partner of Sierra Ventures VII, L.P.

(7)	Mr. Armstrong’s shares consist of 190,936 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement.

(8)	Mr. Heyman’s shares include 210,000 shares of our common stock underlying options which are presently exercisable.

(9)	Mr. Schwab is a general partner of SV Associates VI, L.P., which is the sole general partner of Sierra Ventures VI, L.P. Sierra Ventures VI, L.P. holds 131,642 shares of common stock and warrants to purchase an additional 15,938 shares. Mr. Schwab disclaims beneficial ownership of the shares of common stock held by Sierra Ventures VI, L.P. (and deemed beneficially owned by SV Associates VI, L.P.), except to the extent of any pecuniary interest therein. Mr. Schwab is a general partner of Sierra Ventures Associates VII, L.L.C., which is the sole general partner of Sierra Ventures VII, L.P. Sierra Ventures VII, L.P. holds 292,811 shares of common stock and warrants to purchase an additional 35,451 shares. Mr. Schwab disclaims beneficial ownership of the shares of common stock held by Sierra Ventures VII, L.P. (and deemed beneficially owned by Sierra Ventures Associates VII, L.L.C.), except to the extent of any pecuniary interest therein.

(10)	See footnote (4) above.

(11)	Information is based on information provided by the beneficial owner as of April 10, 2006, and assumes no changes in beneficial ownership since that time. Includes 230,778 shares (including warrants exercisable for 125,000 shares of our common stock) owned by the following entities with respect to which Mr. Unterberg has or shares voting power: Marjorie and Clarence E. Unterberg Foundation, Inc., Bella and Israel Unterberg Foundation, Inc., Ellen U. Celli Family Trust and Emily U. Satloff Family Trust. Mr. Unterberg disclaims beneficial ownership of shares of common stock and warrants owned by C.E. Unterberg Towbin, Holdings, Inc., other entities in which he is a member or partner and their affiliates except as to his proportionate interest in such entities. Includes options to purchase 50,412 shares owned by Mr. Unterberg. Excludes 1,250 shares of our common stock owned by Mr. Unterberg’s wife, as to which Mr. Unterberg disclaims beneficial ownership.

(12)	Mr. Wallace’s shares include 83,499 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement.

(13)	Mr. Muise’s shares include 22,000 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement

(14)	Mr. Angel’s ownership includes 113,333 shares of our common stock underlying options which are presently exercisable or which will become exercisable within 60 days after the day of this proxy statement.

(15)	Mr. Lauletta’s shares include 18,750 shares of our common stock underlying options which are presently exercisable.

(16)	See Notes 7 through 15.

Equity Compensation Plan Information
      The following table summarizes our equity compensation plan information as of December 31, 2005.

	(a)	(b)	(c)
Number of
securities
remaining available
	Number of	Weighted-	for future issuance
	securities to be	average exercise	under equity
	issued upon	price of	compensation
	exercise of	outstanding	plans
	outstanding	options,	(excluding
	options, warrants	warrants and	securities reflected
Plan Category	and rights	rights	in column (a))

Equity compensation plans approved by security holders(1)	2,090,514	$4.3747	341,612
Equity compensation plans not approved by security holders(2)	1,068,285	$7.4351	N/A

Total	3,158,799	$5.4097	341,612
      The shares shown as being issuable under equity compensation plans not approved by our security holders include the warrants granted to our investors in the private placement completed in February 2004 and the warrants issued to the Kanisa stockholders in the merger completed in February 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.
      Based on our review of the copies of such forms received by us with respect to transactions during 2005, or written representations from reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with on a timely basis except that our new chief financial officer, Thomas Muise, filed his initial Form 3 one day late.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
      Our by-laws and certificate of incorporation provide for a board of directors with staggered terms and for a board consisting of not more than twelve directors. The number of directors has been set at seven for the ensuing year. One seat on our board of directors is currently vacant. The merger agreement between us and Kanisa provides for an independent director to be selected by a majority of the board. The independent director has yet to be selected.
      Each year, at least 25% of the members of our board of directors are to be elected for a term of three years and until their successors are elected and qualified.
      Our board of directors is divided into three classes. The terms of our Class III directors, currently Kent Heyman and Thomas Shanahan, expire at the annual meeting to be held on June 13, 2006. Both of our Class III directors have been nominated for re-election to our board of directors for a three-year term expiring in 2009.
      It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.
Nominees for Election as Directors for a Three-Year Term Expiring in 2009
      Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated Kent Heyman and Thomas Shanahan, the two current members of the board constituting Class III directors, to be re-elected for a three-year term expiring in 2009.
      The principal occupations and business experience, for at least the past five years, of each nominee is as follows:
      Kent Heyman joined our board of directors in February 2002. As of February 2005, Mr. Heyman serves as a non-executive chairman of the board. Since January 2006, Mr. Heyman has served as chief executive officer of PowerHouse Technologies Group, Inc. Mr. Heyman was employed as our president and chief executive officer from September 2001 until the consummation of the merger with Kanisa in February 2005. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific’s McGeorge School of Law, and received a bachelor’s degree from California State University, Fresno.
      Thomas P. Shanahan joined our board of directors in February 2005. Mr. Shanahan has served as a general partner for Needham Capital Partners in Menlo Park, California since January 2002. Prior to Needham Capital Partners, Mr. Shanahan served as co-founder, chief financial officer and director for Agile Software Corporation, a provider of supply chain management software, from December 1997 to December 2001. From 1992 to 1997, he served as chief financial officer for several companies including Digital Generation Systems, Inc, a digital distribution services company, and Sherpa Corporation, a product data management software company. Mr. Shanahan holds an MBA degree from Harvard University and a B.A. from Stanford University. He currently is a member of the board of directors of diCarta, Inc.
      Each elected Class III director will hold office until the 2009 annual meeting of stockholders and until his successor is duly elected and qualified. Neither of the nominees is related to any other nominee, director or executive officer of ours.
      Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors. Please note that proxies cannot be voted for more than two Class III directors.

Board of Directors
      We currently have six members on our board of directors. The current composition of our board of directors and their ages as of March 31, 2006, is as follows:

		Served as a
Name	Age	Director Since	Position(s) with Our Company

Bruce Armstrong	44	2005	President, Chief Executive Officer and Class I Director
Thomas Unterberg	75	2001	Class I Director
David Schwab	48	2005	Class II Director
Timothy Wallace	48	1994	Class II Director
Kent Heyman	50	2002	Class III Director (Chairman of the Board)
Thomas Shanahan	59	2005	Class III Director
      Bruce Armstrong joined our board of directors in February 2005. As a Class I director, Mr. Armstrong’s term as a director will expire in 2007. Mr. Armstrong became employed as our president and chief executive officer upon consummation of the merger with Kanisa in February 2005. Mr. Armstrong had served as president and chief executive officer of Kanisa since November 2002. Prior to joining Kanisa, Mr. Armstrong served as vice president of Internet Capital Group, a public holding company focused on internet-based businesses, from March 2000 until August 2002. His prior experience included serving as president and chief executive officer of CMPNET from 1999 to February 2000, as executive vice president of sales and marketing for Broadbase Software (now KANA) from 1996 to 1999, as vice president and general manager of the server products group of Sybase from 1995 to 1996 and as vice president and general manager of the enterprise solutions division of AT&T/ NCR (Teradata) from 1993 to 1995. Mr. Armstrong has a Bachelor’s Degree in Computer Science from the University of California at Berkeley.
      David Schwab joined our board of directors in February 2005. As a Class II Director, Mr. Schwab’s term in office will expire in 2008. Mr. Schwab is currently a general partner at Sierra Ventures, a private venture capital firm located in Menlo Park, California, which focuses its investments on early and pre-public communications, software and Internet related content and infrastructure companies. He serves on the boards of Micromuse, Inc. (NASDAQ: MUSE) and privately held Addamark, CrossLogix, Inc., Motiva, Inc., SeeCommerce, Inc., Tightlink, Corp., and Ventaso. Mr. Schwab began his professional career in 1979 as a software engineer and engineering manager for five years at Lockheed Corporation. After attending Harvard Business School, from 1986 through 1991, he worked in sales and sales management at Sun Microsystems. Mr. Schwab co-founded Scopus Technology, Inc. (NASDAQ: SCOP) in 1991, a provider of client/server software systems for the customer information management market. During his five years at Scopus, Mr. Schwab served as vice president of sales and vice president of application development. Mr. Schwab holds an MBA degree from Harvard Business School, two graduate engineering degrees from Stanford University, and an undergraduate degree from UC San Diego.
      Thomas Unterberg has served as a director since June 2001. As a Class I Director, Mr. Unterberg’s term in office will expire in 2007. Mr. Unterberg is a co-founder and, from 1989 until November 2004, served as a chairman of C.E. Unterberg, Towbin, L.P., an investment banking firm. Mr. Unterberg currently serves on the boards of directors of Electronics for Imaging, Inc., PDLD (an analytical communications company), Reasoning (an automated software inspection company), Rumson-Fair Haven Bank & Trust Company, and Club One, LLC (a fitness club company). Mr. Unterberg is a graduate of Princeton University and received a master’s degree in business administration from the Wharton School, University of Pennsylvania.
      Timothy Wallace joined our board of directors in 1994. As a Class II Director, Mr. Wallace’s term in office will expire in 2008. Mr. Wallace currently is the chairman and chief executive officer of Full Tilt Solutions, a business-to-business software company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the president and chief executive officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From 1996 until May 1998, Mr. Wallace was the president, chief executive officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From 1991 to 1996, Mr. Wallace was the vice president of professional services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in business administration from Indiana University of Pennsylvania and a master’s degree in business administration from Miami University of Ohio.
      For the biographical information of our Class III directors, Kent Heyman and Thomas Shanahan, see the above list of nominees.
      Each Class I director will hold office until our 2007 annual meeting of stockholders and until his successor is duly elected and qualified. Each Class II director will hold office until the 2008 annual meeting of stockholders and until his successor is duly elected and qualified. Each elected Class III director will hold office until the 2009 annual meeting of stockholders and until his successor is duly elected and qualified. None of our current directors is related to any other director or to any executive officer of ours.
      Messrs. Armstrong, Schwab and Shanahan were elected to our board of directors and Mr. Heyman commenced service as non-executive chairman of the board pursuant to the terms of the merger agreement with Kanisa.
Committees of the Board of Directors
      We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

Audit Committee
      Our audit committee consists of Timothy Wallace and effective as of February 2005, Thomas Shanahan. Thomas Unterberg served on this committee until February 2005. Our audit committee met 6 times during the 2005 fiscal year. Our board of directors has designated Timothy Wallace as our “audit committee financial expert” and has determined that he is independent within the meaning of the rules of the SEC.
      The primary responsibilities of our audit committee include: (i) monitoring and overseeing our accounting and financial reporting policies and practices and our internal controls; (ii) overseeing the quality and objectivity of our financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of our independent auditors; and (iii) acting as liaison, among the independent auditors, our management and the full board of directors. A copy of the audit committee charter can be found on our website at www.knova.com by following the links under “Investor Relations.”
      Each current audit committee member is an independent member of our board of directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. No audit committee member is an officer or employee of ours and no audit committee member has a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Compensation Committee
      Our compensation committee currently consists of Thomas Unterberg, and effective as of February 2005, Thomas Shanahan. Our compensation committee met 3 times during 2005. Our compensation committee is empowered to approve salaries and incentive compensation for our executive officers and administer our stock incentive plans.

Nominating Committee
      Our nominating committee currently consists of Timothy Wallace and effective as of February 2005, Thomas Shanahan. Robert Hemphill, Jr., a former director, served on this committee until February 2005. Our nominating committee did not formally meet during 2005 . The primary responsibility of our nominating committee is to review and nominate candidates for election to our board of directors. All of the members of our nominating committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.
      The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the nominating committee charter can be found on our website at www.knova.com by following the links under “Investor Relations.”
      To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent’s continued service, in light of the board’s collective requirements, at the time such director’s class comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chief executive officer, chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.
      The nominating committee’s charter provides general qualifications nominees should meet. These qualifications include the following:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.
      Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.
      In addition, the nominating committee will consider for inclusion in the board’s annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting. The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.
      A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board’s slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.
      The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.
Meetings of our Board of Directors
      Our board of directors met 15 times during our 2005 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings that he was entitled to attend during the 2005 year. It is our policy that at least one of our board members attends each annual meeting of stockholders so that the board is represented and that at least a majority of our board attends by telephone.
      Independent members of our board may be contacted by letter directed to the named member in care of Corporate Secretary, Knova Software, Inc., 10201 Torre Avenue, Suite 350, Cupertino, California 95014. Our corporate secretary will forward the sealed enveloped to the addressee.
Compensation of Directors
      Our directors do not receive any cash compensation for their services as directors, but we reimburse directors for reasonable and necessary expenses incurred in connection with attendance at meetings of our board of directors and other company business. In December 2005, pursuant to our 2000 Stock Plan, we granted to outside director Timothy Wallace options to purchase 10,000 shares of our common stock. The exercise price of these options is $3.05 per share and the options vest in monthly installments over a 12-month period. Each person who was a member of the board prior to the merger with Kanisa will also be paid $12,000 per year for consulting services for up to two years after his term as a director ends.
      From time to time, members of our board of directors have previously been granted options to purchase shares of our common stock. See “Security Ownership of Management and Certain Beneficial Owners” for disclosure of vested options held by each director.

PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN
      We adopted the Knova Software, Inc. 2000 Stock Incentive Plan to serve as the successor plan to our 1996 Amended and Restated Stock Option Plan (the “1996 Stock Plan”). We amended and restated the 2000 Stock Incentive Plan in 2005. We will refer to the restated plan as the “2000 Stock Plan”. The 2000 Stock Plan as restated provides for a maximum share reserve of 2,453,387 shares plus any shares of our common stock covered by options granted under our 1996 Stock Plan that are forfeited after April 11, 2005. This “fixed” reserve is automatically increased each January 1 by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. An automatic increase of 100,000 occurred on January 1, 2006. Shares of our common stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which are forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan. As a result of these increases and forfeitures, the maximum number of shares issuable under the 2000 Stock Plan (including exercised options) has been increased to 2,559,497 as of April 30, 2006.
      As of April 30, 2006, options to purchase 3,360,154 shares of common stock had been granted pursuant to the 2000 Stock Plan (including those options which have been canceled, forfeited or exercised as of such date), 2,450,354 options were outstanding, and there were 69,094 shares of common stock available for future grants under the 2000 Stock Plan, without taking the proposed increase into account.
      Under the terms of the 2000 Stock Plan, the number and kind of shares subject to outstanding grants, the exercise price applicable to stock options previously granted, and the number and kind of shares available to be subsequently granted are automatically adjusted to reflect capital changes. All of the option numbers referenced in this proxy statement have been adjusted for the reverse split.
      Our board of directors believes the availability of additional options to purchase common stock is necessary to enable us to provide existing and new employees, consultants and directors with equity ownership as an incentive to contribute to our success. Thus, our board of directors voted to amend the 2000 Stock Plan, subject to stockholder approval, to increase the 2000 Stock Plan’s share reserve by 350,000 shares, from 2,559,497 to 2,909,497.
      We are now asking the stockholders to approve the amendment of the 2000 Stock Plan to increase the aggregate number of shares of common stock issuable under the 2000 Stock Plan by 350,000 shares from 2,559,497 to 2,909,497. This amount will continue to be automatically increased each January 1 (beginning on January 1, 2007) by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. Our board of directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to our success and in aligning their long-term interests with those of our stockholders.
Summary of the Provisions of the 2000 Stock Incentive Plan.
      The following is a summary of the 2000 Stock Plan and is qualified in its entirety by the specific language of the 2000 Stock Plan, a copy of which is available to any stockholder upon request, and has been previously filed with the Securities and Exchange Commission.
      Awards. We may grant incentive stock options, nonqualified stock options or restricted stock under the 2000 Stock Plan.
      Eligibility. The individuals eligible to participate in our 2000 Stock Plan include our employees, members of our board of directors, advisors and any consultants we hire. As of the close of business on April 30, 2006, we had approximately 97 employees (including five executive officers) and five other members of our board of directors.
      Administration. Our 2000 Stock Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee determines which eligible individuals are to receive option grants or stock issuances under the 2000 Stock Plan, the time or times when the issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonqualified stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.
      Shares Subject to the 2000 Stock Plan. The 2000 Stock Plan as previously restated provides for a maximum share reserve of 2,453,387 shares plus any shares of our common stock covered by any options granted under our 1996 Stock Plan that are forfeited after April 11, 2005. This “fixed” reserve is automatically increased each January 1 by the lesser of 100,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless our board of directors decides to increase the amount by a lesser number of shares. An automatic increase of 100,000 occurred on January 1, 2006. Shares of our Common Stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which were forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan. As of March 31, 2006, an aggregate of 3,000 shares of our common stock previously reserved for stock options under our 1996 Stock Plan, which were forfeited after April 11, 2005, but prior to exercise, have been added to the share reserve under the 2000 Stock Plan. As a result of these increases and forfeitures, the maximum number of shares issuable under the 2000 Stock Plan (including exercised options) has been increased to 2,559,497 as of April 30, 2006.
      Exercise Price of Stock Options. The exercise price per share for each stock option is determined by our board of directors; provided, however, that such exercise price shall not, in the case of an incentive stock option, be less than 100% of the Fair Market Value of a share of common stock on the date of grant, or 110% of the Fair Market Value in the case of a stockholder deemed to be a 10% stockholder under Section 422 of the Internal Revenue Code. “Fair Market Value” for all options granted under the 2000 Stock Plan is defined generally as the closing price of a share of our common stock on the date of grant as reported on The Nasdaq Stock Market, other securities exchange or Over the Counter Bulletin Board on which our common stock is traded. If no sale of Common Stock shall have occurred on a date of grant, the closing price on the most recent preceding date on which there was a reported sale will be used to determine Fair Market Value.
      Purchase of Shares Covered by Stock Options. The shares covered by a stock option may be purchased by cash, or, if permitted by our board of directors, by: (i) the delivery of a promissory note in a form determined by the board of directors; (ii) tendering shares of our common stock held by the participant for at least six months; (iii) third-party cashless exercise transactions; or (iv) any other form of payment our board of directors may approve.
      Termination of Stock Options. Unless otherwise determined by our board of directors, all rights to exercise stock options terminate on the first to occur of:

(i) the scheduled expiration date as set forth in the applicable grant instrument;

(ii) three months following the date of termination of employment for any reason other than the participant’s death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code);

(iii) 1 year following the date of termination of employment or provision of services by reason of the participant’s death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code); or

(iv) as may be otherwise provided in the event of a change of control as defined in the 2000 Stock Plan.
      However, if service is terminated for cause, as defined in the 2000 Stock Plan, then all stock options held by a participant will cease to be exercisable on the date of termination.
      Change of Control. If control of our company changes through, for example, an acquisition of more than 50% of the combined voting power of our stock by another person or company, or through a merger with another company, and the acquirer fails to assume or replace with equivalent awards all outstanding awards under the 2000 Stock Plan, then all outstanding options that have not vested prior to the change of control will immediately vest and the restrictions on any restricted stock that have not lapsed before the change of control will immediately lapse. In addition, any replacement options issued by the acquirer to any participant will vest, and any restrictions on any replacement restricted stock issued to such participant will lapse, if the participant is terminated without cause within 12 months after the change of control.
      Adjustments to Reflect Capital Changes. The number and kind of shares subject to outstanding grants and awards, the exercise price applicable to stock options previously granted, and the number and kind of shares available subsequently to be granted under the 2000 Stock Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the 2000 Stock Plan or grants under the 2000 Stock Plan. Our board of directors has the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made is final and binding on all participants.
      Federal Income Tax Consequences. The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits
      It is not currently determinable how much of the benefits of the proposed amendment to the 2000 Stock Plan will be received by or allocated to our executive officers or directors.
Previously Granted Options Under the 2000 Stock Plan
      Through April 30, 2006, we had granted options to purchase an aggregate of 3,360,154(1) shares of common stock under the 2000 Stock Plan (including those options which have been exercised and those that have been canceled or forfeited as of such date) at an average exercise price of $5.65 per share. As of April 30, 2006, options to purchase 1,093,753 shares were vested and options to purchase 37,350 shares had been exercised under the 2000 Stock Plan. The following table sets forth the options granted under the 2000 Stock Plan to: (i) the executive officers named in the Summary Compensation Table below; (ii) all current executive officers as a group; (iii) each nominee for election as a director; (iv) all current directors who are not executive officers as a group; (v) each associate of any of such directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, excluding executive officers, as a group.

	Options Granted
	through
Name	April 30, 2006(2)	Exercise Price	Expiration Date

Bruce Armstong	620,000	$2.43-$ 4.60	2/2015- 3/2016
Thomas Muise	120,000	$3.55-$ 3.70	6/2015- 4/2016
Mark Angel	220,000	$3.70-$ 4.60	2/2015- 4/2015
Frank Lauletta	22,000	$5.20-$ 6.00	9/2013- 4/2014
Kent Heyman	210,000	$2.50-$ 6.00	9/2011- 4/2014
All current executive officers as a group (5 persons)	1,102,000	$2.43-$ 6.00	9/2013- 3/2016
Each nominee for election as a director Kent Heyman	210,000	$2.50-$ 6.00	2/2011- 4/2014
Thomas Shanahan	—	—	—
All current directors who are not executive officers as a group (5 persons)	472,412	$2.50-$28.12	7/2009-12/2015
Each associate of any directors, executive officers or nominees	—	—	—
All employees, excluding executive officers, as a group (approximately 93 persons)(3)	1,905,742	$2.40-$70.00	2/2007- 4/2016
      As of April 30, 2006, the market value of the common stock underlying the 2000 Stock Plan was $3.55 per share.

(1)	Of the 3,360,154 options granted as of April 30, 2006, 872,451 of such options have been canceled and may be reissued by us.

(2)	Options are granted under the 2000 Stock Plan pursuant to various vesting schedules. In general, such options vest over a 2-r year periods.

(3)	All 97 of our employees are eligible to participate in the 2000 Stock Plan.
      Each of the following individuals holds more than 5% of the total options outstanding under the 2000 Stock Plan: Bruce Armstrong 25.3%; Mark Angel 9.0% and Kent Heyman 8.6%.
      Our board of directors unanimously recommends that stockholders vote FOR the proposal to approve the amendment to our 2000 Stock Incentive Plan.

BOARD AUDIT COMMITTEE REPORT
      We have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2005.
      Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the audit committee reviews, evaluates and discusses with our management, internal accounting and financial personnel, and independent auditors, the following:

•	the plan for, and our independent auditors’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to our company; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.
      We have discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants (“SAS 61”). SAS 61 requires our independent auditors to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      We have received, reviewed and discussed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board (“Independence Standards Board Standard No. 1”), and have discussed with the auditors the auditors’ independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may be reasonably thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.
      When applicable, we will consider whether the non-audit services provided by the independent auditors, as would be set forth in the section of our proxy statement entitled, “Fees Paid to Independent Auditors,” are compatible with maintaining the public accountants’ independence.
      Based on the reviews and discussions referred to above, we recommended to our board of directors that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE
Thomas Shanahan            Timothy Wallace
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities

Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
EXECUTIVE OFFICERS
      The following table identifies our current executive officers and their ages as of April 30, 2006:

			In Current
Name	Age	Capacities in Which Served	Position Since

Bruce Armstrong(1)	44	President and Chief Executive Officer	February 2005
Mark Angel(2)	47	Chief Technology Officer	February 2005
Thomas Muise(3)	46	Chief Financial Officer and Treasurer	June 2005
Frank Lauletta(4)	36	General Counsel and Secretary	September 2003
Richard Nieset(5)	50	Senior Vice President, Global Sales	February 2005

(1)	As a Class I director, biographical information on Mr. Armstrong is located above.

(2)	Mark Angel was employed as our chief technology officer in February 2005, upon the consummation of the merger with Kanisa. Mr. Angel founded Kanisa in 1997, and served as its chief executive officer until 1999 and as its chief technology officer since then. Prior to Kanisa, Mr. Angel was a founder of Papyrus Technology, a provider of intelligent trading workstations from 1987 until 1996. Mr. Angel studied economics at the University of Chicago, and was a recipient of the Truman Scholarship in 1978.

(3)	Thomas Muise has served as our chief financial officer since June 2005. Mr. Muise was self-employed as a CFO consultant from October 2003 until June 2005. From February 2001 until September 2003, Mr. Muise was chief financial officer and vice president of operations of Embrace Networks, an enterprise software platform provider. Mr. Muise served as senior director, corporate financial planning, analysis and systems for Synopsys, a supplier of electronic design automation, from 1998 to 1999 and served in various finance positions for Tandem Computers, last serving as director of finance, nonstop software business unit. Mr. Muise holds an MBA degree with distinction from the University of Michigan and a bachelor of science in economics from Bowling Green State University.

(4)	Frank Lauletta has served as our general counsel since September 2003 and our secretary since February 2004. Prior to joining us, Mr. Lauletta was a member in the corporate law department of the law firm of Cozen O’Connor where he concentrated his practice on the representation of high-technology companies in areas such as mergers and acquisitions, venture capital financing, intellectual property and other general corporate and securities law matters. From August 1999 to September 2001, Mr. Lauletta served as in-house counsel for eCal Corporation, a calendaring and scheduling software company. Prior to his tenure at eCal, Mr. Lauletta was an attorney in the corporate law department of the law firm Dilworth Paxson. Mr. Lauletta received his Juris Doctorate degree from Rutgers University School of Law in 1995 where he graduated with tax Honors.

(5)	Richard Nieset was designated as an executive officer in April 2006. He has served as our senior vice president of global sales since February 2005 when he joined us upon the consummation of the merger with Kanisa in February 2005. At Kanisa, he served as vice president of sales from May 2004. Prior to joining Kanisa, Mr. Nieset worked as the vice president of worldwide sales at Apexon, a supply chain management company, from January 2003 until May 2004. Before Apexon, he was one of the original members of Agile, working as the vice president of North American Sales from January 1996 until November 2002. Mr. Nieset has worked Regional Sales Manager at several companies including, Rexcom, Perkin Elmer Data Systems, Gould, and Tano Systems. Mr. Nieset has an undergraduate background in electrical engineering and computer science and holds a Bachelor of Arts degree in business from the University of Phoenix.

      Messrs. Armstrong and Angel were elected to their respective offices in accordance with the terms of our merger agreement with Kanisa.
      None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.
EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
      The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and other executive officers during 2005. Such table also indicates all capacities in which they served.

					Long Term
		Annual Compensation			Compensation Awards

				Other Annual	Restricted	Options
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Stock Awards($)	(#)

Bruce Armstrong,	2005	223,958	86,844	—	—	445,000
President and Chief Executive Officer(1)
Thomas Muise,	2005	91,538	—	—	—	88,000
Chief Financial Officer
and Treasurer(2)
Mark Angel,	2005	156,771	26,857	—	—	220,000
Chief Technology Officer(3)
Frank Lauletta,	2005	120,000	156,910	—	—	—
General Counsel and Secretary	2004			—	—	13,000
	2003			—	—	9,000
Kent Heyman,	2005	23,438	—	214,763	—	—
President and	2004	225,000	42,500	16,450	147,115	800,000
Chief Executive Officer(4)	2003	226,173	—	14,606	—	—
and Chairman of the Board

(1)	As Mr. Armstrong was first employed by us as of the merger with Kanisa on February 8, 2005, the compensation shown for him is for the period from and after February 8, 2005.

(2)	As Mr. Muise was first employed by us as of June 23, 2005, the compensation shown for him is for the period from and after June 23, 2005.

(3)	As Mr. Angel was first employed by us as of the merger with Kanisa on February 8, 2005, the compensation shown for him is for the period from and after February 8, 2005.

(4)	Mr. Heyman served as our chief executive officer until the merger with Kanisa on February 8, 2005 and now serves as non-executive chairman of the board effective February 2005. All compensation paid after February 8, 2005 is listed as Other Annual Compensation, which represents compensation earned under his consulting agreement disclosed under “Employment Agreements and Change of Control Arrangements”.
      None of the individuals listed above received perquisites or personal benefits during any of the years indicated in excess of the lesser of $50,000 or 10% of his annual salary and bonus. The amount of such benefits to all executive officers as a group during any of the years indicated was less than 10% of their aggregate annual salaries and bonuses.

Compensation Committee Interlocks and Insider Participation
      As of December 31, 2005, our compensation committee consisted of Thomas Shanahan, Thomas Unterberg and Timothy Wallace. None of the members of our compensation committee has ever been an officer or employee of our company. None of our executive officers has served or serves as a member of our board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee. There are no, and during 2005 there were no, compensation committee interlocks.
Employment Agreements and Change of Control Arrangements
      The following description relates to agreements between us and the executive officers named in the above compensation table.
      Bruce Armstrong — In connection with the merger with Kanisa on February 8, 2005, we assumed the employment agreement between Bruce Armstrong and Kanisa under which Mr. Armstrong is to serve as our president and chief executive officer. Under the provisions of Mr. Armstrong’s employment agreement, Mr. Armstrong is entitled to a base salary of $250,000 per year with a target bonus of $100,000 per year. Mr. Armstrong receives monthly draws against his annual bonus up to $75,000 for each year and the draws are recoverable only against bonus entitlements. Mr. Armstrong is also entitled to participate in all of our standard benefit plans. The employment agreement provides for employment at will. Under his employment agreement, if Mr. Armstrong’s employment is terminated by us without cause or by Mr. Armstrong for good reason (as such terms are defined therein), Mr. Armstrong is entitled to a severance package equal to one year’s base salary plus 100% of his annual bonus, all of Mr. Armstrong’s stock options will vest and he will have 12 months following such termination to exercise his stock options.
      Thomas Muise — On June 23, 2005, we entered into an employment agreement with Thomas J. Muise under which Mr. Muise is to serve as our chief financial officer. Under the provisions of Mr. Muise’s employment agreement, Mr. Muise is entitled to a base salary of $175,000 per year with a target bonus of $52,500 per year. In addition, Mr. Muise has been granted options to purchase 88,000 shares of stock with vesting 25% after one year and monthly thereafter over 36 months. Mr. Muise is also entitled to participate in all of our standard benefit plans. The employment agreement provides for employment at will. Under his employment agreement, Mr. Muise is entitled to severance pay for six months or until he obtains other full-time employment, whichever comes first, if his employment is terminated by us without cause or by Mr. Muise for good reason.
      Mark Angel — In connection with the merger with Kanisa on February 8, 2005, we assumed the employment agreement between Mark Angel and Kanisa under which Mr. Angel is to serve as our chief technology officer. Under the provisions of Mr. Angel’s employment agreement, Mr. Angel is entitled to a base salary of $175,000 per year with a target bonus of $50,000 per year with bonus amounts payable quarterly. Mr. Angel is also entitled to participate in all of our standard benefit plans. The employment agreement provides for employment at will. Under his employment agreement, if Mr. Angel’s employment is terminated by us without cause or by Mr. Angel for good reason (as such terms are defined therein), Mr. Angel is entitled to a severance package equal to one year’s base salary plus 100% of his annual bonus, all of Mr. Angel’s stock options will vest and he will have 12 months following such termination to exercise his stock options.
      Kent Heyman — In connection with the merger with Kanisa on February 8, 2005, we entered into an agreement with Kent Heyman, replacing Mr. Heyman’s previous employment agreement with us. Under the agreement, Mr. Heyman will serve as our non-executive chairman of the board until his resignation or removal. Mr. Heyman will also receive an additional $12,000 per year so long as the agreement remains in effect. In January 2006, Mr. Heyman was paid $325,000, which represented his salary and bonus commitment for 2005 and 2006. All of Mr. Heyman’s stock options for the purchase of our common stock vested upon the execution of the agreement and Mr. Heyman will be entitled to exercise his stock options at any time during the term of the agreement. The consulting agreement expires on the second anniversary following Mr. Heyman’s resignation or removal as a member of our board of directors.

Option Grants in Last Fiscal Year
      The table below sets forth information regarding all stock options granted in the 2005 fiscal year under our stock option plans to our executive officers named in the Summary Compensation Table above.

		% of Total		Market
	Number of	Options		Price
	Securities	Granted to		or Fair		Potential Realized Value
	Underlying	Employees		Value		at Assumed Annual Rates
	Options	in Fiscal	Exercise	on Date	Expiration	of Stock Price
	Granted	Year	Price	of Grant	Date	Appreciation(1)

Bruce Armstrong	270,000	17.4%	$4.60	$4.60	2/15/2015	$781,087	$1,979,428
Bruce Armstrong	175,000	11.3%	$3.70	$3.70	4/14/2015	$407,209	$1,031,948
Thomas Muise	88,000	5.7%	$3.70	$3.70	6/23/2015	$204,768	$518,923
Mark Angel	170,000	11.0%	$4.60	$4.60	2/15/2015	$491,796	$1,246,307
Mark Angel	50,000	3.2%	$3.70	$3.70	4/14/2015	$116,346	$294,842
Frank Lauletta	—	N/A	N/A	N/A	N/A	N/A	N/A
Kent Heyman	—	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table shows aggregate exercises of options during 2005 and the values of options held as of December 31, 2005, by our executive officers named in the Summary Compensation Table above.

			Number of	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares		December 31, 2005	December 31, 2005
	Acquired	Value	Exercisable(E)/	Exercisable(E)/
	on Exercise	Realized	Unexercisable(U)	Unexercisable(U)

Bruce Armstrong	—	—	112,500E	—E
			332,500U	—U
Thomas Muise	—	—	—E	—E
			88,000U	—U
Mark Angel	—	—	70,833E	—E
			149,167U	—U
Frank Lauletta	—	—	12,250E	—E
			9,750U	—U
Kent Heyman	—	—	210,000E	$2,500E
			—U	—U

(1)	Amounts shown are based upon the closing sale price for our common stock on December 31, 2005, which was $2.55 per share.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no “interlocking” relationships as defined by the Securities and Exchange Commission.

Compensation Governance
      This report describes our executive compensation program and the basis on which the 2005 fiscal year compensation determinations were made by us for our executive officers, including our chief executive officer and the executives named in the compensation table above. We establish all components of executive pay and recommend or report our decisions to our board of directors for approval.
      Our duties include recommending to our board of directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

Compensation Policy and Overall Objectives
      In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable us to attract and retain highly qualified individuals for our executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.
      We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.
      The key elements of our executive compensation are base salary, long-term incentives, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all of our employees. Each of these is addressed separately below.

Base Salaries
      We regularly review each executive’s base salary. The base salary ranges of our executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.
      Base salaries for executives are initially determined by evaluating executives’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to our company and/or salary increases in the industry for similar companies with similar performance profiles.
      On February 8, 2005, Mr. Bruce Armstrong was appointed our president and chief executive officer. Mr. Armstrong’s’s base salary was initially negotiated to be $250,000 per year. In establishing Mr. Armstrong’s compensation, we examined Mr. Armstrong’s prior experience and breath of knowledge, as well as the size, complexity and historical performance of our business, our position as compared to our peers in the industry and the specific challenges faced by us.

Annual Bonuses
      Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In the 2005 fiscal year, our board of directors established an executive bonus plan that would pay a target bonus based on our revenue and operating income performance during the year. Bonuses were paid out in accordance with the plan. The dollar amounts paid to named executive officers are outlined in the executive compensation table in this proxy statement.

Long-Term Incentives
      Our stock option program is designed to align the long-term interest of executives and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of our common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Furthermore, stock options are typically subject to a 48-month vesting period. The committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in our company.
      During 2005, we granted additional options to our executive officers, including options to purchase 445,000 shares to our Chief Executive Officer.

Conclusion
      We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of our stockholders. We believe that our 2005 fiscal year compensation program met these objectives.

Submitted by
COMPENSATION COMMITTEE
Thomas Shanahan Thomas Unterberg
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
RELATED PARTY TRANSACTIONS
      In February 2005, C.E. Unterberg, Towbin, LLC received a fee of $350,000 in consideration for services rendered to us in connection with the merger with Kanisa. Our director, Thomas Unterberg, is an affiliate of C.E. Unterberg, Towbin, LLC.

STOCK PRICE PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the S&P 500 Application Software Index for the period beginning on December 31, 2000 and ending on the last day of our last completed fiscal year. The graph assumes an investment of $100 in our stock and the two indices, respectively, on December 31, 2000, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from December 31, 2000 to December 31, 2005, is not necessarily indicative of future results.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

KNVS	$100.00	$6.77	$12.68	$12.68	$11.40	$5.38

Nasdaq Composite Index	$100.00	$78.74	$53.77	$80.43	$87.35	$88.69

S&P 500 Application Software Index	$100.00	$69.11	$35.79	$51.91	$57.94	$64.10

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
INDEPENDENT ACCOUNTANTS
      Upon recommendation by our audit committee, the accounting firm of PricewaterhouseCoopers LLP was approved by our board of directors to serve as our independent accountants for the year ending 2005. We have been advised that neither PricewaterhouseCoopers LLP nor any of its associates has a material interest in our company or any affiliate of ours. Representatives of PricewaterhouseCoopers LLP may be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees
      The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $170,000 for the year ended December 31, 2005 and $138,950 for the year ended December 31, 2004.

Audit-Related Fees
      The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above was approximately $84,750 for the year ended December 31, 2005 and $24,225 for the year ended December 31, 2004. The fee for 2005 was primarily attributable to fees relating to the 8-K filing and other related accounting matters in relation to our merger with Kanisa. The fee for 2004 was attributable to S-1 filings.

Tax Fees
      No fees were billed for tax compliance, tax advice and tax planning rendered by PricewaterhouseCoopers LLP during 2005 or 2004.

All Other Fees
      There were no non-audit services rendered by PricewaterhouseCoopers LLP during 2005 or 2004.
      All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee’s responsibilities in this regard may not be delegated to management.
STOCKHOLDER PROPOSALS
      Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2007 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, attention: Frank Lauletta, Secretary, not later than January 8, 2007.
      Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 24, 2007. If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 10201 Torre Avenue, Suite 350, Cupertino, California 95014, or call us at (408) 863-5800. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
OTHER MATTERS
Action on Other Matters at the Annual Meeting
      At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
      STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

By Order of the Board of Directors,

Frank Lauletta,
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
KNOVA SOFTWARE, INC.
June 13, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided. â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS III DIRECTORS:					2.
Proposal 2: Approve the Restatement and Amendment of the Company’s 2000 Stock Incentive Plan to increase the maximum aggregate number of shares of common stock available for issuance thereunder from 2,559,387 to 2,909,387 shares and to reserve an additional 350,000 shares of common stock under the Plan.
						☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Kent Heyman
		¡	Thomas Shanahan
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)				3.	In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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KNOVA SOFTWARE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2006
      The undersigned hereby appoints Bruce Armstrong and Frank Lauletta, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on May 2, 2006, at the Annual Meeting of the Stockholders to be held on June 13, 2006 at 11:00 a.m. (local time) at the Company’s offices at 10201 Torre Avenue, Suite 350 Cupertino, California 95014, or any adjournment thereof.
      THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF
KNOVA SOFTWARE, INC.
June 13, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS III DIRECTORS:					2.
Proposal 2: Approve the Restatement and Amendment of the Company’s 2000 Stock Incentive Plan to increase the maximum aggregate number of shares of common stock available for issuance thereunder from 2,559,387 to 2,909,387 shares and to reserve an additional 350,000 shares of common stock under the Plan.
						☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Kent Heyman
		¡	Thomas Shanahan
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)				3.	In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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